A&B EXCESS BENEFITS PLAN
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                                AMENDMENT NO. 6
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     The A&B Excess Benefits Plan (the "Plan"), as amended and restated
effective February 1, 1995, is hereby amended, effective as of October 25, 2000, as follows:

     1.   Section 6.02(b) is hereby amended in its entirety to read as follows:

          "(b)  DEFINITION OF CHANGE IN CONTROL.  For purposes of this
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     Section 6.02, a "Change in Control" of Alexander & Baldwin, Inc. shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether or not Alexander & Baldwin, Inc. in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if:

            (i) any "person" (defined, for purposes of this Section 6.02, as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes the "beneficial owner" (defined, for purposes of this Section 6.02, as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Alexander & Baldwin, Inc. representing 35% or more of the combined voting power of its then outstanding securities;

           (ii) at least a majority of the Board of Directors ceases to consist of (a) individuals who have served continuously on the Board of Directors since January 1, 2000 and (b) new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Alexander & Baldwin, Inc.) whose election, or nomination for election by Alexander & Baldwin, Inc.'s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who shall at that time have served continuously on the Board of Directors since January 1, 2000 or whose election or nomination was previously so approved;

          (iii) there is consummated a merger or consolidation of Alexander & Baldwin, Inc. or any direct or indirect subsidiary of Alexander & Baldwin, Inc. with any other entity, other than (a) a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of Alexander & Baldwin, Inc., the entity surviving such merger or consolidation or any parent thereof or
     (b) a merger or consolidation effected to implement a recapitalization of Alexander & Baldwin, Inc. (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of Alexander & Baldwin, Inc. (not including in the secu-rities beneficially owned by such person any securities acquired directly from Alexander & Baldwin, Inc. or its affiliates) representing 35% or more of the combined voting power of Alexander & Baldwin, Inc.'s then outstanding securities; or

           (iv)  the stockholders of Alexander & Baldwin, Inc.
     approve a plan of complete liquidation or dissolution of Alexander & Baldwin, Inc. or there is consummated an agreement for the sale or disposition by Alexander & Baldwin, Inc. of all or substantially all of Alexander & Baldwin, Inc.'s assets, other than a sale or disposi-tion by Alexander & Baldwin, Inc. of all or substantially all of Alexander & Baldwin, Inc.'s assets to an entity at least a majority of the board of directors of which or of any parent thereof is comprised of individuals who comprised the Board of Directors immediately prior to such sale or disposition.

     Notwithstanding the foregoing, a Change in Control of Alexander & Baldwin, Inc. shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of Alexander & Baldwin, Inc. immediately prior to such transaction or series of transactions continue to have substantially the same propor-tionate ownership in an entity which owns all or substantially all of the assets of Alexander & Baldwin, Inc. immediately following such transaction or series of transactions.

     A "Change in Control" of a subsidiary of Alexander & Baldwin, Inc. shall be deemed to have occurred if any "person" is or becomes the "beneficial owner," directly or indirectly, of securities of such sub-sidiary representing 35% or more of the combined voting power of its then outstanding securities. If a Change in Control shall take place with respect to any company, a Change in Control shall be deemed to have taken place with respect to any subsidiary of such company."

     2. Except as modified by this Amendment, all terms and provisions of the A&B Excess Benefits Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 25th day of October, 2000.



                                    ALEXANDER & BALDWIN, INC.

                                    By /s/ John F. Gasher
                                       Its Vice President


                                    By /s/ Alyson J. Nakamura
                                       Its Secretary